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Exhibit 99.1

Contact:	Donald H. Anderson, President/CEO Randall J. Larson, Executive Vice President/CFO 303-626-8200

TRANSMONTAIGNE PARTNERS L.P. ANNOUNCES RESULTS FOR THE THREE MONTHS AND
YEAR ENDED JUNE 30, 2005 AND SCHEDULES CONFERENCE CALL

Tuesday, September 13, 2005	Immediate Release

Denver, Colorado—TransMontaigne Partners L.P. (NYSE:TLP) today announced financial results for the three months and year ended June 30, 2005.

        The following developments and selected financial information are extracted from the Company's Annual Report on Form 10-K for the year ended June 30, 2005 which was filed today with the Securities and Exchange Commission.

SIGNIFICANT DEVELOPMENTS AND SUBSEQUENT EVENTS

        In April 2005, we entered into a new two-year terminaling services agreement with a marketer of residual fuel oil that is expected to generate approximately $1.3 million in annual revenues.

        On May 9, 2005, we entered into a $75 million senior secured credit facility that matures on May 9, 2010.

        On May 27, 2005, we closed on the sale of 3,350,000 common units representing limited partnership interests in an initial public offering at a price of $21.40 per common unit, resulting in net proceeds of approximately $63.0 million, after underwriting discounts and offering expenses of approximately $8.7 million.

        On May 27, 2005, we closed on the sale of 450,000 subordinated units representing limited partnership interests in a private placement transaction with an affiliate of Morgan Stanley Capital Group, Inc., resulting in proceeds of approximately $7.9 million.

        On June 3, 2005, we closed on the exercise of the underwriters' over-allotment option to acquire an additional 502,500 common units at the initial public offering price of $21.40 per unit, resulting in net proceeds of approximately $10.0 million, after underwriting discounts and offering expenses of approximately $0.8 million. We repurchased 502,500 common units from Coastal Fuels Marketing, Inc., a subsidiary of TransMontaigne Inc., at $20.01 per unit to satisfy the over-allotment option.

        On July 20, 2005, we announced the declaration of a distribution of $0.15 per unit payable on August 9, 2005 to the unitholders of record on July 29, 2005. That distribution represents the pro rata portion of our minimum quarterly cash distribution of $0.40 per unit for the period from May 27, 2005 through June 30, 2005.

        On August 29, 2005, Hurricane Katrina caused severe damage along the United States Gulf Coast and into the southeastern United States. We currently are not aware of any significant long-term damage to our facilities as a result of Hurricane Katrina.

CONFERENCE CALL

        TransMontaigne Partners L.P. also announced that it has scheduled a conference call for Monday, September 19, 2005 at 10:00 a.m. (MDT) regarding the above information. Analysts, investors and other interested parties are invited to listen to management's presentation of the Company's results and supplemental financial information by accessing the call as follows:

(800) 762-4717
Ask for:
TransMontaigne Partners

        A playback of the conference call will be available from 1:30 p.m. (MDT) on Monday, September 19, 2005 until 11:59 p.m. (MDT) on Monday, September 26, 2005 by calling:

USA: (800) 475-6701
International: (320) 365-3844
Access Code: 795785

        TransMontaigne Partners L.P. is a refined petroleum products terminaling and pipeline company based in Denver, Colorado with operations currently in Florida, Southwest Missouri and Northwest Arkansas. We provide integrated terminaling, storage, pipeline and related services for companies engaged in the distribution and marketing of refined petroleum products and crude oil, including TransMontaigne Inc. The Company handles light refined products such as gasolines, distillates (including heating oil) and jet fuels; heavy refined products such as residual fuel oils and asphalt; and crude oil. Corporate news and additional information about TransMontaigne Partners L.P. is available on the Company's web site: www.transmontaignepartners.com.

Forward-Looking Statements

        This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward- looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected.

TRANSMONTAIGNE PARTNERS L.P. AND SUBSIDIARIES
FOR THE THREE MONTHS AND YEAR ENDED
JUNE 30, 2005 AND 2004
(000s, except per share data)

	Three Months Ended		Years Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Income Statement Data
Revenues	$9,687	$8,808	$36,093	$34,437
Direct operating costs and expenses	(3,710)	(3,923)	(15,842)	(14,813)
Net operating margins	5,977	4,885	20,251	19,624
Operating income	3,514	2,424	10,885	10,109
Net earnings	3,332	2,424	10,703	10,115
Net earnings allocable to limited partners	954	—	954	—
Net earnings per limited partners' unit—basic	$0.13	$—	$0.13	$—
Cash Flow Activities
Net cash provided by operating activities	$7,165	$5,006	$18,517	$16,532
Net cash (used in) investing activities	(1,567)	(1,019)	(3,686)	(3,256)
Net cash (used in) financing activities	(5,371)	(3,994)	(14,592)	(13,292)
	June 30, 2005	June 30, 2004
Balance Sheet Data
Property, plant and equipment, net	$116,044	$118,012
Total assets	122,860	120,886
Long-term debt	28,307	—
Partners' equity	87,425	118,657

        Selected quarterly results of operations data for each of the quarters in the years ended June 30, 2005 and 2004 are as follows:

	Three months ended
	September 30, 2004	December 31, 2004	March 31, 2005	June 30, 2005	Year ended June 30, 2005
Revenues	$8,392	$8,300	$9,714	$9,687	$36,093
Direct operating costs and expenses	(4,086)	(3,987)	(4,059)	(3,710)	(15,842)

Net operating margins	4,306	4,313	5,655	5,977	20,251
Direct general and administrative expenses	—	—	—	(79)	(79)
Allocated general and administrative expenses	(700)	(700)	(700)	(700)	(2,800)
Allocated insurance expense	(84)	(83)	(83)	(83)	(333)
Depreciation and amortization	(1,537)	(1,507)	(1,509)	(1,601)	(6,154)

Operating income	1,985	2,023	3,363	3,514	10,885
Other income (expense), net	—	—	—	(182)	(182)

Net earnings	$1,985	$2,023	$3,363	$3,332	$10,703

	Three months ended
	September 30, 2003	December 31, 2003	March 31, 2004	June 30, 2004	Year ended June 30, 2004
Revenues	$8,812	$8,020	$8,797	$8,808	$34,437
Direct operating costs and expenses	(3,937)	(3,079)	(3,874)	(3,923)	(14,813)

Net operating margins	4,875	4,941	4,923	4,885	19,624
Allocated general and administrative expenses	(825)	(825)	(825)	(825)	(3,300)
Allocated insurance expense	(80)	(80)	(79)	(79)	(318)
Depreciation and amortization	(1,287)	(1,537)	(1,522)	(1,557)	(5,903)
Gain on disposition of assets, net	—	6	—	—	6

Operating income	2,683	2,505	2,497	2,424	10,109
Other income (expense), net	—	—	6	—	6

Net earnings	$2,683	$2,505	$2,503	$2,424	$10,115

TRANSMONTAIGNE PARTNERS L.P. AND SUBSIDIARIES
ADJUSTED OPERATING SURPLUS

        During the subordination period, the common units will have the right to receive distributions in an amount equal to the minimum quarterly distribution of $0.40 per quarter, plus any arrearages in the payment of the minimum quarterly distribution on the common units, before any distributions will be made on the subordinated units. Conversions of subordinated units to common units will occur in the future only if, in addition to other requirements, we generate Adjusted Operating Surplus, as defined in the partnership agreement, equal to or greater than the minimum distribution requirement on all common units, subordinated units and the general partner interest. The following summarizes our Adjusted Operating Surplus generated during the periods indicated:

	May 27, 2005 through June 30, 2005	Year ended June 30, 2005	Year ended June 30, 2004
Net earnings(1)	$973	$10,703	$10,115
Depreciation and amortization	592	6,154	5,903
Amortization of deferred compensation	48	48	—
Maintenance capital expenditures	(35)	(1,354)	(1,955)

"Adjusted Operating Surplus" generated during the period	$1,578	$15,551	$14,063

Minimum distribution for period	$1,117	$11,910	$11,910

(1)
Does not include incremental selling, general and administrative expenses such as the costs associated with annual and quarterly reports to unitholders, tax return and Schedule K-1 preparation and distribution, investor relations, registrar and transfer agent fees and equity-based compensation awarded to key employees and consultants of TransMontaigne Services Inc., and non-employee directors of our general partner.

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TRANSMONTAIGNE PARTNERS L.P. ANNOUNCES RESULTS FOR THE THREE MONTHS AND YEAR ENDED JUNE 30, 2005 AND SCHEDULES CONFERENCE CALL